Exhibit 99.1

CONFIDENTIAL

This document does not constitute an offer to sell or the solicitation of an offer to buy any securities in the United States nor will there be any such sale or purchase of securities in any state of the United States in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the applicable securities laws.

AXION POWER INTERNATIONAL, INC. / LCB INTERNATIONAL INC.

BINDING LETTER OF INTENT

Axion Power International, Inc., a Delaware corporation, with an address of 3601 Clover Lane, New Castle, PA 16105, fax number: (724) 654-3300 (“Axion”) and LCB International, Inc., a British Virgin Islands corporation, with principal business address of No. 1 Tianma Country Club, 3958 Zhaokun Road, Shanghai, China 201603 and fax number: 8621-5766-3871 (“LCB”) hereby enter into this binding letter of intent (“LOI”), as of this 12th day of June, 2015. Axion and LCB agree to use best efforts to negotiate in good faith the definitive terms and conditions of a strategic partnership incorporating an sole and exclusive license to LCB of the entire intellectual property portfolio of the Axion’s PbC technology (“Technology”) and related e-energy storage solutions for motive and stationary applications including, but not limited to, such applications as e-scooter, commercial vehicles, light vehicles, off road vehicles and grid storage (“Products”), in the People’s Republic of China, Taiwan, Macao and Hong Kong (collectively, “Territory”) based on the commercial arrangement framework set forth in this LOI.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties to this LOI hereby agree as follows:

1.	Axion and LCB have substantially completed their respective due diligence activities, including LCB’s business and intellectual property rights due diligence of Axion and Axion’s confirmatory business due diligence of LCB, and, as a result of mutual satisfaction with this due diligence, are entering into this LOI to proceed with a timely, best efforts and good faith negotiation to complete several detailed agreements incorporating the terms and conditions of the various activities noted in the sections that that follow. The anticipated agreements are listed in Exhibit C and are referenced collectively as the comprehensive agreements (“Comprehensive Agreements”). The parties agree that the current list of Comprehensive Agreements is what is anticipated to consummate the transactions contemplated hereby and that to the extent that there is a need for business or legal purposes to modify and/or create additional agreements that such modified set of agreements shall still be defined as the Comprehensive Agreements.

2.	Subject to LCB's obligations to make payments and engage in certain business development and other activities noted herein, Axion shall grant LCB a sole and exclusive license (“Technology License”) for the Technology in the Territory (“License”). In consideration of the grant of the sole and exclusive license, LCB shall pay Axion an up-front technology fee of $2,000,000 ( two million USD ) in four equal installments with the first $500,000 installment due within 45 days of the date of execution of the definitive Technology License Agreement (“TLA”) and three further $500,000 installments to be paid at the first, second and third six month anniversaries of the execution date of the TLA. Axion will make certain representations and warranties in the TLA to enable LCB to produce the carbon negative electrodes and the PbC batteries in the Territory to meet well defined performance and cost targets.

3.	Upon commercialization and sales of the Products in the Territory, LCB shall pay a royalty to Axion, which shall be based upon (i) gross receipts from sales of Products derived from the Technology and other product systems sold by LCB that incorporate such Products up to the level of a battery pack, consisting of groups or strings of PbC batteries and associated battery management system, and (ii) revenues that are actually received by LCB from any participation in projects incorporating use of the Technology (“Technology Sales”). Royalties shall be paid at the rate of 2.0% of the gross receipts of such Technology Sales. The parties shall set forth specific criteria for reporting of sales, the royalty collection schedule and audit rights for Axion. In order to maintain the Technology License on an exclusive basis, in all years commencing with the third year following execution of the TLA, LCB must pay Axion an annual royalty equal to the greater of 2.0% of gross receipts from Technology Sales or the minimum annual royalty of $1,000,000. In each subsequent year, the minimum annual royalty shall increase by 10% each year until a minimum annual royalty of $2,000,000 is reached and shall be capped at a $2,000,000 minimum annual royalty for the remainder of the license term

1

CONFIDENTIAL

4.	LCB shall purchase and pay to Axion $4,000,000 to purchase convertible senior preferred stock of Axion within forty five days of the execution of the Comprehensive Agreements. The specific terms of the convertible preferred stock are outlined in Exhibit A – Convertible Preferred Stock based on the assumption that shareholder approval for the issuance of such securities has been granted. In the absence of or until receipt of such approval, LCB shall only purchase from Axion convertible senior preferred stock convertible with a purchase price of $1,000,000 which securities will be convertible into a maximum of 19.9% of the issued and outstanding common stock of the Company on the date of consummation of the Comprehensive Agreements until shareholder approval is obtained for issuances of securities under this LOI equal to 20% or more of Axion’s issued and outstanding common stock pursuant to NASDAQ Listing Rule 5635. All references to issuance of securities convertible or exchangeable into common stock hereunder are subject to compliance with NASDAQ Listing Rule 5635 and are limited, in the aggregate, to a maximum of 19.9% of Axion’s issued and outstanding common stock on the date of execution hereof, unless and until approval is obtained from Axion’s shareholders as set forth in NASDAQ Listing Rule 5635, which Axion shall use its best efforts to achieve within 120 days of the date of execution of the Comprehensive Agreements. The parties agree that Axion shall be paid a minimum of $1,000,000 within 45 days of the date of execution of the Comprehensive Agreements for the convertible senior preferred stocks, and LCB shall purchase the remaining $3,000,000 within 10 days of the date of such shareholder approval.

5.	LCB will set up a Sino-US Joint Venture (CJV) in Shanghai Free Trade Zone (SFTZ) or another suitable location in the Territory within six months of the date of execution of the Comprehensive Agreements. The CJV and its affiliates will be the sole operating company in the Territory. LCB will be responsible for the funding of the operation of the CJV up to $20,000,000in cash into the CJV and own 90% equity of the CJV while Axion shall be granted a 10% of the CJV through non-cash intangible asset investment. Axion has the option of increasing its CJV equity up to 25% through additional future investment on terms and conditions to be agreed to by the parties.

6.	No later than three months after executing the Comprehensive Agreements, LCB will provide Axion with a $4,000,000 senior convertible note, with a term of four years (“Convertible Note”). The specific terms of the Convertible Note are detailed in Exhibit B – Senior Convertible Note. If shareholder approval of the Note's convertibility has not been granted, LCB will advance a $1,000,000 to Axion within three months after executing the Comprehensive Agreements until such time as shareholder approval is obtained and the $3,000,000 loan balance shall be due within ten working days of such shareholder approval having been obtained by Axion. All references to issuance of securities convertible or exchangeable into common stock hereunder are subject to compliance with NASDAQ Listing Rule 5635 and are limited, in the aggregate, to a maximum of 19.9% of Axion’s issued and outstanding common stock on the date of execution hereof, unless and until approval is obtained from Axion’s shareholders as set forth in NASDAQ Listing Rule 5635, which Axion shall use its best efforts to achieve within 120 days of the date of the execution of the Comprehensive Agreements.

7.	The Convertible Note will serve as a primary source of funds for engineering and development work to develop and test commercial PbC products for the specific applications in the Territory, to improve the quality and capacity of the carbon negative electrode and to substantially lower the manufacturing cost of the electrodes at Axion's facilities by completing final development work and installing a production line to manufacture the GEN IV carbon electrode. Equipment will be purchased to provide manufacturing of electrodes for shipment to LCB in the Territory. All equipment purchased for laboratory and/or scale up production use will be part of collateral package for the Convertible Note. Axion shall have use of the Gen IV manufacturing line for its general business so long as the production requirements to satisfy LCB’s electrode needs are satisfied. About, one half of the proceeds from the loan will be placed in a separate bank account and used for these intended purposes. A development agreement and capital expansion project will be organized and budgets and goals agreed by LCB and Axion. A joint steering committee of Axion and LCB executives will oversee progress and key activities.

2

CONFIDENTIAL

8.	LCB will be responsible for identifying and securing battery manufacture in the Territory via contract manufacture in the battery industry. At some future date, LCB, with Axion's technical assistance, will transfer the manufacture of carbon electrodes from Axion to a new facility in the Territory. Until such time, Axion will supply electrodes under the terms of a supply agreement to be negotiated. Per LCB’s request, Axion will supply the proprietary carbon formulation used to prepare the carbon sheeting for the electrodes, to LCB’s electrode facility for the first five years of the agreement under the terms of a supply agreement to be negotiated. Axion shall maintain its latest technology and knowhow for such formulation in a confidential file that may be accessed and used by LCB in the event that Axion is unable to supply LCB with its required quantities of the formulation.

9.	It is understood and agreed that LCB is expressly prohibited either directly or indirectly from exporting, marketing, licensing or otherwise conveying either the Technology or Products outside of the Territory for any reason and in any manner whatsoever unless with prior written agreement with Axion. If Axion determines that there has been prohibited export of $500,000 per year by a specific party or $1,500,000 per year in aggregate, Axion shall request and LCB shall agree to take action in the Territory against the illegal exporters. LCB’s failure to act in good faith to take such actions within the agreed remediation period will result in cancellation of the exclusivity provision of the technology license agreement and Axion’s retention of all fees paid to it hereunder. In addition, Axion shall be entitled to the subrogation right and LCB shall be responsible for the reasonable expenses Axion should have incurred in connection with its action.

It is understood and agreed that Axion is expressly prohibited either directly or indirectly from importing, marketing, licensing or otherwise conveying either the Technology or Products into the Territory for any reason whatsoever except in conjunction with this LOI without the prior written consent of LCB. If LCB determines that there has been a prohibited import of $500,000 per year by a specific party or $1,500,000 per year in aggregate, LCB shall request and Axion shall agree to take action in the Territory against the illegal importers. Axion’s failure to act in good faith to take such actions within the agreed remediation period will result in a cessation of LCB’s obligation to pay royalties therefor during the period for which Axion fails to act as set forth herein. In addition, LCB shall be entitled to the subrogation right and Axion shall be responsible for the reasonable expenses LCB should have incurred in connection with its action.

10.	It is understood that, upon request by Axion, LCB or the CJV will provide an exclusive supply of carbon electrode batteries to Axion for sale in the North American market. A separate supply agreement will be negotiated and executed to accomplish this objective by both parties in good faith.

11.	During the term of the Agreement the parties shall continue to develop the Technology. At appropriate intervals, updated knowhow will be exchanged. Patentable discoveries will be filed in the Territory by LCB and in all other markets by Axion. The patents shall be owned by the inventing party, but with exclusive license to the non-inventing party for use in the respective territories.

12.	The term of the Technology Licensing Agreement shall expire at the latter of the latest date of expiration of any patent licensed hereunder and the 15th anniversary of the date of execution of the Comprehensive Agreements.

13.	Within ten working days of the date of execution of this LOI by the parties, LCB shall pay Axion a $250,000 earnest money deposit. The parties will use best efforts to negotiate in good faith and sign the definitive Technology License Agreement and other Comprehensive Agreements within a sixty day exclusivity period (“Exclusivity Period”) after the date of execution of this LOI, which exclusivity period may be extended if both parties are negotiating in good faith and mutually agree to such extensions, which agreement shall not be unreasonably withheld. The earnest money shall be nonrefundable and credited against the payment of the upfront technology fee, set forth herein.

If the parties fail to execute the Comprehensive Agreements within the Exclusivity Period:

i)	If LCB fails to negotiate in good faith, Axion can terminate this LOI without any further obligations whatsoever to LCB and keep the earnest money deposit.

3

CONFIDENTIAL

ii)	If Axion fails to negotiate in good faith, or if the parties cannot agree to extend the exclusive negotiations in writing and shall not reach agreement after good faith negotiation within the Exclusivity Period, Axion shall grant LCB the irrevocable, perpetual, sole and exclusive license to the four Axion invention patents in China (253.0011CN; 253.0016CN; 253.0017CN; 253.0018CN) for use in the Territory and refund the entire earnest money deposit back to LCB within fifteen working days of the expiration of the Exclusivity Period. Axion and LCB shall negotiate and enter into a technology transfer and engineering assistance agreement to facilitate LCB's practice of the Technology, including payment of Axion's reasonable expenses associated with the technology transfer in the Territory with LCB's performance according to the terms and conditions of items 2, 3, 9, 11 and 12 herein. Axion will make certain representations and warranties in the technology transfer and engineering assistance agreement to enable LCB to produce the carbon negative electrodes and the PbC batteries in the Territory to meet well defined performance and cost targets.

iii)	If Axion notifies LCB in writing that it is terminating the binding LOI because it has determined to consummate a technology and licensing agreement transaction with a third party not having its principal business in the Territory, Axion will keep the $250,000 and LCB will obtain the sole and full ownership of the four Chinese patents (253.0011CN; 253.0016CN; 253.0017CN; 253.0018CN) for the Territory , and Axion and LCB shall negotiate and enter into a technology transfer and engineering assistance agreement to facilitate LCB's practice of the technology, including payment of Axion's reasonable expenses associated with the technology transfer, in the Territory with LCB's performance according to the terms and conditions of items 2, 3, 9, 11 and 12 herein. Axion will make certain representations and warranties in the technology transfer and engineering assistance agreement to enable LCB to produce the carbon negative electrodes and the PbC batteries in the Territory to meet well defined performance and cost targets. In addition, Axion shall pay LCB a breakup fee of $1,000,000 and reimburse LCB for deal-related business expenses capped at $250,000 within fifteen working days of such written notice.

If the parties fail to consummate the transaction for the reason as contemplated under (ii) or (iii) above or clause 14 below, Axion shall grant LCB a warrant to purchase up to 19.9% of the issued and outstanding shares of Axion common stock (after taking into account the shares into which such warrant would be exercisable) with an exercise price of volume weighted average trading price over the 20 trading days prior to the date of execution of the LOI and subject to stock split adjustments, which warrant shall vest after 120 days of the signing of the LOI and expire on the first anniversary of the vesting date; provided the warrant shall become void in the event of LCB’s bad faith in the negotiations or if the parties subsequently complete and sign Comprehensive Agreements and consummate a transaction as contemplated hereby.

14.	Axion agrees to grant LCB sixty day exclusivity period (Exclusivity Period) from the date of execution of the LOI for the activities contemplated herein. During the Exclusivity Period, Axion will not share confidential information of the PbC technology and enter into business discussions with any third party on a PbC technology license for the Territory except for the fiduciary out provision. Axion represents that it is not engaged in formal discussions or negotiations with any party third parties other than LCB for the disposition or sale of Axion's PbC intellectual property and knowhow or related to a change in control of Axion.

Subject to Paragraph 13 of this LOI, the Axion board can invoke the fiduciary out provision by putting Axion in play for a change-of-control transaction in response to an unsolicited tender offer by a third party not having its principal business in the Territory. Axion shall notify LCB in writing within two working days of making the formal board decision to put Axion in play. Upon providing such notice to LCB, Axion shall provide LCB with a right of first refusal to meet the offer under consideration and require LCB to respond in a timely manner, with time of the essence as the standard for determining the date by which LCB must respond, LCB may in its sole discretion determine to continue the negotiations per the binding LOI, to join the bidding or to terminate this transaction without further obligations to Axion, and Axion shall reimburse LCB for up to $500,000 for expenses upon presentation to Axion of written documentation for such expenses.

4

CONFIDENTIAL

15.	After the execution of the Comprehensive Agreements, LCB shall have the right to nominate a director (subject to the procedures and practices set forth in the Axion Bylaws and pursuant to any requirements for shareholder approval of such appointment) and appoint an observer to the Axion board.

16.	Axion shall grant LCB a warrant to purchase $2.0 million worth of its common stock at an exercise price of $.10 per share with an 18 month term and a warrant to purchase $8.0 million worth of its common stock at an exercise price of $.50 per share with a four year term from the date of execution of the Comprehensive Agreements. Such warrants are based on the full purchase of $4,000,000 of preferred stock by LCB and are subject to shareholder approval along with the convertibility of the preferred shares and convertible note.

17.	(i) This binding LOI is not an offer to sell securities, and however is binding on the parties on items 2, 3 and 13 even without execution of the Comprehensive Agreements.

(ii) The information contained herein is confidential and intended only for the person and his, her or its advisors to whom this Letter of Intent is furnished. Neither Axion nor LCB shall, without the prior written of the other, make any press release or other public announcement concerning the transactions contemplated by this LOI except that on or before 8:30 a.m. (New York City time) on the second business day following the date of execution of this LOI, Axion shall issue a press release announcing this LOI along with a Current Report on Form 8-K with the Securities and Exchange Commission, which Form 8-K shall include a form of this LOI as an attachment thereto.

(iii) This LOI is governed by and construed in accordance with the laws of the State of Delaware.

(iv) The consummation of the proposed transactions outlined in this LOI are contingent upon successful execution of the Comprehensive Agreements.

(v) Except for the provisions on confidentiality, exclusivity with fiduciary out provision, and no publicity, this LOI shall be binding upon the parties hereto and their successors and assignees and may not be assigned by either party without the prior written consent of the other party.

(vi) LCB acknowledges that Axion has filed a Definitive Schedule 14A with the SEC for the reverse split of its issued common stock in a ratio of not less than 1:20 nor more than 1:50 and that all numbers set forth herein are on a “pre split” basis and shall be adjusted at the time of said reverse split on a pro rata basis based upon the final ratio utilized in the reverse split.

(vii) Each party shall use its reasonable best efforts to do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Amendment and the consummation of the transactions contemplated hereby.

5

CONFIDENTIAL

IN WITNESS WHEREOF, this Binding Letter of Intent is executed as of the date first set forth above.

AXION POWER INTERNATIONAL, INC.

By:/s/ Donald Farley

Name: Donald Farley

Title: Chairman for Axion

LCB INTERNATIONAL, INC.

By: /s/ W.J. Gesang

Name: Wangjie Gesang

Title: Chairman

6

CONFIDENTIAL

Exhibit A

Convertible Preferred Stock

1.	Amount of Investment:	$4.0 million

2.	Date of Purchase:	August __, 2015

3.	Terms of Convertible Preferred Stock:

a.	Issuance of two million convertible senior preferred shares (Preferred) at $2 par value per share. The convertibility is subject to Axion shareholder approval.

b.	Dividends on preferred stock shall accrue at the rate of 4.0% per annum cumulative.

c.	Preferred holders may convert all or portion to common stock at the Conversion Price defined below at any time after ninety days of the purchase date thereof.

d.	The Conversion Price of the Preferred is 120% of the VWAP (volume weighted average price) of AXPW over the last twenty trading days prior to the date of the execution of the LOI. To avoid possible ambiguity, the conversion ratio shall be the per share purchase price for the Preferred Shares over the Conversion Price of the Preferred.

e.	Preferred shares shall vote on as the same with the holders of common stock on an as-converted basis. The prior approval of the preferred shares, as a single class, shall be required for a disposition of all or substantially all of the Company's assets and/ or any issuance of securities, convertible debt equivalent to more than 8.0% of the then issued and outstanding shares of common stock. This approval right shall cease when the total number of the unconverted preferred shares is less than one million.

f.	Axion shall have a right to redeem the preferred stock at a price equal to the originally issued price per share plus accrued dividends after the second anniversary of the issuance with 30 day written notice to LCB.

g.	LCB shall have registration rights.

7

CONFIDENTIAL

Exhibit B

SENIOR CONVERTIBLE SENIOR NOTE

1. AMOUNT & TERM

The amount shall be $4 million payable in full on the fourth anniversary of the first disbursment under the Note, with the possible issue in tranches related to NASDAQ requirements for shareholder approval of convertibility provisions.

2. INTEREST RATE	5.0% per annum to accrue

3. USE OF FUNDS	$2 million for capital expenditures for Gen IV line
$0.5 million for electrode R&D
$1.5 million for Company operations, including frequency regulation project work

4. CONVERSION	No conversion in year one
50% note becomes convertible after one year anniversary and the remaining
50% note will be convertible after two year anniversary.

5. CONV. PRICE

The conversion price is set at 130% of the VWAP (volume weighted average price) of AXPW stock over the last twenty trading days prior to the date of the execution of the binding LOI. LCB shall have registration right.

6. PREPAYMENT	Company can prepay part or all of the senior note upon at least 60 days prior written notice to the lender after the three year anniversary after the date of issuance thereof.

7. CHANGE IN CONTROL	Upon the occurrence of any change in control, the note shall immediately become fully convertible or payable in full, at the option of the lender just prior to the change-of-control transaction

8. IP COLLATERAL	The lender shall be granted a first priority lien on Axion’s global portfolio of the intellectual property rights (IPRs) and Axion’s capital assets used for the R&D of the PbC battery and the development and production of the carbon electrodes (collectively, “Collateral Package”)

9. APPROVALS	The prior approval of the Note holder shall be required for a sale of all or substantially all of the Company's assets, and/or any issuance of securities or convertible debt equivalent to more than 8.0% of the then issued and outstanding shares of common stock. Additionally, prior approval shall also be required for any license of Axion’s IPR of carbon electrodes, exclusive commercial licenses and more than one license to manufacture PbC batteries outside the Territory.

8

CONFIDENTIAL

Exhibit C

List of Agreements

1.	Technology License Agreement (“TLA”)

2.	Preferred Stock Agreement (“PSA”)

3.	Sales and Royalty Agreement (“SAR”)

4.	Senior Convertible Note Agreement (“SCN”)

5.	Carbon Electrode Research & Development and Capital Expansion Agreement (“ RDCE ”)

6.	Sino-US Joint Venture Agreement (“CJV”)

7.	Territory Supply Agreement for Carbon Electrodes And Sheeting Materials (“TSCE”)

8.	Territory Supply Agreement for Carbon Sheeting Formulation (“TSCSF”)

9.	CJV North American PbC Battery Supply Agreement (“NAS”)

NOTE: Items 1-5 on the above list shall require definitive legal agreement which shall be drafted and negotiated and are referenced in the LOI as the “Comprehensive Agreements”. Items 6-9 shall require binding agreements as to the key business terms and commitment to complete definitive legal agreements within a year of the LOI Date.

9